UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K/A

Current Report Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 23, 2017

HECLA MINING COMPANY
(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-8491	77-0664171
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
of Incorporation)

6500 North Mineral Drive, Suite 200

Coeur d'Alene, Idaho 83815-9408

(Address of Principal Executive Offices) (Zip Code)

(208) 769-4100

(Registrant's Telephone Number, Including Area Code)

N/A
(Former name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K/A filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12(b))
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

This Form 8-K/A is being furnished as an amendment to the Current Report on Form 8-K furnished by Hecla Mining Company with the U.S. Securities and Exchange Commission on February 23, 2017. The purpose of this Amendment is to correct two typographical errors in the last row of the table on page 1 of the News Release dated February 23, 2017 attached as Exhibit 99.1. Except for the foregoing, this Form 8-K/A does not amend, modify or update the disclosures contained in the original Form 8-K.

Item 2.02. Results of Operations and Financial Condition.

On February 23, 2017, Hecla Mining Company (the “Company”) issued a news release announcing the Company’s fourth quarter 2016 and twelve months ended December 31, 2016 financial results. The news release is attached hereto as Exhibit 99.1 to this Form 8-K.

In accordance with General Instruction B.2 of Form 8-K, the information in this Item 2.02, including Exhibit 99.1, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section, and shall not be incorporated by reference into any of the Company’s filings or other documents filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 8.01 Other Events

Dividends

As disclosed in Exhibit 99.1, the Company also announced it would pay a dividend on its shares of common stock in the amount of $0.0025, to shareholders of record as of March 6, 2017, payable on or about March 13, 2017. In addition to the common stock dividend, the Company also announced it declared a dividend of $0.875 on its Series B Cumulative Convertible Preferred Stock to shareholders of record as of March 15, 2017, payable on or about April 3, 2017.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

99.1	News Release, dated February 23, 2017.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:      March 1, 2017

Hecla Mining Company

By:	/s/ David C. Sienko
David C. Sienko
Vice President & General Counsel